EXHIBIT 10.54

AZZ incorporated

FISCAL YEAR 2005 STOCK APPRECIATION RIGHTS

PLAN FOR KEY EMPLOYEES

DATED April 6, 2004

AZZ incorporated

FISCAL YEAR 2005 STOCK APPRECIATION RIGHTS

PLAN FOR KEY EMPLOYEES

TABLE OF CONTENTS

ARTICLE 1 Purpose of Plan

ARTICLE 2 Administration of Plan

ARTICLE 3 Eligibility and Grant

ARTICLE 4 Terms of Rights

ARTICLE 5 Limitations on Number of Rights and Date of Grant

ARTICLE 6 Appreciation Amount

ARTICLE 7 Payment of Appreciation Amount

ARTICLE 8 Nature of Rights

ARTICLE 9 Termination of Rights

ARTICLE 10 Adjustment to Rights

ARTICLE 11 Termination and Amendment

ARTICLE 12 Rights Agreement

ARTICLE 13 Miscellaneous Provisions

ARTICLE 14 Definitions

AZZ incorporated, a Texas corporation (the “Company”), hereby establishes and sets forth the terms of the AZZ incorporated, FISCAL YEAR 2005 STOCK APPRECIATION RIGHTS PLAN FOR KEY EMPLOYEES (the “Plan”) to be effective March 1, 2004.

ARTICLE I. PURPOSE OF PLAN

The purpose of this Plan is to enable the Company to attract and retain key employees of the highest caliber by offering to them an opportunity to share in increases in the value of the Company to which they contribute. This Plan will seek to accomplish this purpose by granting such employees stock appreciation rights (collectively, the “Rights” and individually, a “Right”), which will be associated with shares of common stock of the Company, one dollar ($1.00) par value (the “Common Stock”), and which will be subject to all of the terms and conditions contained in this Plan.

ARTICLE 2. ADMINISTRATION OF PLAN

2.1 This Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Administrative Committee”).

2.2 A majority of the members of the Administrative Committee shall constitute a quorum. All actions of the Administrative Committee shall require the affirmative vote of members who constitute a majority of such quorum.

2.3 The Administrative Committee shall have the following rights and powers:

(a) The Administrative Committee shall have the authority (i) to administer this Plan in accordance with its express terms; (ii) to determine all questions arising in connection with the administration, interpretation, and application of this Plan, including all questions relating to the fair market value of the Common Stock; (iii) to correct any defect, supply any information and reconcile any inconsistency in the Plan in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of this Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the administration of this Plan; and (v) to make all other determinations and to take all actions necessary or advisable for administration of this Plan provided, however, no action taken under the authority of this Section 2.3(a) shall be contrary to any specific provisions in the Plan.

    (b) All determinations made by the Administrative Committee on matters referred to in this Section 2.3 shall be final, conclusive and binding upon all persons and shall, except as expressly provided to the contrary in this Plan, be at the sole discretion of the Administrative Committee. The Administrative Committee shall have all powers necessary or appropriate to accomplish its duties under this Plan or to administer this Plan.

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ARTICLE 3. ELIGIBILITY AND GRANT

3.1 An individual shall be eligible to participate in this Plan provided that such individual (i) is an employee of the Company or a Subsidiary of the Company (as defined below), (ii) is determined by the Administrative Committee to be a key employee of the Company or a Subsidiary of the Company, and (iii) is selected by the Administrative Committee to receive Rights under this Plan.

3.2 A key employee of the Company so selected by the Administrative Committee may be granted a Right only by a written Stock Appreciation Rights Agreement signed by the Company and such key employee, in form and substance approved by the Administrative Committee, in accordance with Article 12 hereof. Each key employee of the Company who so enters into a written Stock Appreciation Rights Agreement with the Company shall sometimes be referred to in this Plan as a “Holder.”

ARTICLE 4. TERMS OF RIGHTS

Each Right granted to a Holder selected by the Administrative Committee in accordance with Section 3 shall have the following terms:

4.1 The Right shall be granted effective as of the effective date of the Stock Appreciation Rights Agreement evidencing the grant of the Right;

4.2 The Right shall be associated with one share of Common Stock;

4.3 Unless it earlier terminates as provided in Section 9, the Right shall vest (if the Holder is still employed by the Company at such time) upon the public release of financial results by the Company for its fiscal year ending on February 28, 2007 (the “Normal Vesting Date”) or (if the Holder is still employed by the Company at such time) upon the occurrence of an Accelerating Event under Section 10.2, which shall accelerate vesting (the “Accelerated Vesting Date”) as provided in Section 10.2;

4.4 Each Right shall have a base value (the “Base Value”) equal to the average of the closing prices of one share of the Common Stock as listed on the New York Stock Exchange for those days on which it trades during the ninety calendar days period immediately following the public release of financial results for the Company’s fiscal year ended February 29, 2004; and

4.5 Each Right shall be subject to such other terms and conditions as the Administrative Committee deems advisable and as are consistent with the terms and conditions of this Plan. Except as expressly provided herein, nothing contained in this Plan shall require that the terms and conditions of Rights granted hereunder be uniform.

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ARTICLE 5. LIMITATIONS ON NUMBER OF RIGHTS AND DATE OF GRANT

5.1 The aggregate number of Rights that may be granted under this Plan shall be one hundred fifteen thousand (115,000). This number shall be subject to any adjustment required or permitted pursuant to the provisions of Section 10.

5.2 No Rights may be granted under this Plan after March 31, 2004.

ARTICLE 6. APPRECIATION AMOUNT

6.1 Effective as of the Normal Vesting Date or Accelerated Vesting Date of a Right, the Holder of the Right shall have the full, unconditional and nonforfeitable ownership of the Right and shall be entitled to receive the amount by which the fair market value (the “FMV”) of one share of Common Stock as determined by the methods provided below exceeds the Base Value of the Right (the “Appreciation Amount”). Prior to the occurrence of a Normal Vesting Date or Accelerated Vesting Date, a Right may be terminated or otherwise adjusted as allowed herein.

6.2 The FMV for the purpose of calculating the Appreciation Amount for a Right that reaches maturity on the Normal Vesting Date, shall be the average of the closing prices of one share of the Common Stock on the New York Stock Exchange for those days on which it traded during the ninety calendar days period immediately following the public release of financial results for the Company’s fiscal year ended February 28, 2007 (the “Normal Determination Period”). The FMV for the purpose of calculating the Appreciation Amount for a Right that reaches maturity on an Accelerated Vesting Date shall be determined as set forth in Section 10.2 below (an “Accelerated Determination Period”).

ARTICLE 7. PAYMENT OF APPRECIATION AMOUNT

7.1 Within thirty (30) days following the expiration of the Normal Determination Period or, if applicable, an Accelerated Determination Period of a Right, the Company shall pay the Appreciation Amount for each SAR which has vested (the Appreciation Amount times the number of Rights), without interest, to the Holder.

7.2 In the event of the death of a Holder of a Right, that has not been terminated, the right to receive any Appreciation Amounts due to the Holder pursuant to this Plan may pass to the person or persons entitled thereto pursuant to the will of the Holder or applicable laws of descent and distribution.

7.3 The Company shall be entitled to deduct from any payment required by this Plan (including any Appreciation Amounts payable under Section 10.2) any amounts that the Company is required by applicable federal, state or local law to withhold therefrom on account of employment, income or similar taxes.

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ARTICLE 8. NATURE OF RIGHTS

8.1 The Rights are intended solely as a means to measure the Appreciation Amounts that may become payable under this Plan. The Rights shall not constitute equity or other securities of the Company, and Holders of Rights shall not be shareholders of the Company and shall not have any right of access to financial or other information regarding the Company. The Company shall not be required to set aside any amounts for purposes of this Plan, in trust or otherwise, in advance of the respective dates prescribed for the payment of Appreciation Amounts. All Holders shall, except as otherwise provided by law, be general creditors of the Company with respect to the Rights and the right to payment of any Appreciation Amounts under this Plan.

8.2 Except as expressly allowed in Section 7.2 above or pursuant to a qualified domestic relations order (within the meaning of Section 414(p) of the Code), no Holder shall have any right to sell, assign, pledge or otherwise transfer the Rights or any other rights that the Holder may have under this Plan, and any attempt to do so shall be void.

ARTICLE 9. TERMINATION OF RIGHTS

All of the Rights of a Holder shall terminate if the Holder sells, assigns, pledges or otherwise transfers, or attempts to sell, assign, pledge or otherwise transfer, any Rights or any other rights that the Holder may have under this Plan; provided, however, that the foregoing shall not apply to a transfer occurring upon the death of the Holder pursuant to the will of the Holder or applicable laws of descent and distribution or to a transfer or assignment pursuant to a qualified domestic relations order (within the meaning of Section 414(p) of the Code). Additionally, all the rights of a Holder shall terminate if the Holder ceases to be an employee (of either the Company or one of its Subsidiaries) unless such termination of employment is due to death, Permanent Disability or Termination Without Cause. Termination of the Rights of a Holder under this Section shall terminate any rights to unpaid Appreciation Amounts.

ARTICLE 10. ADJUSTMENTS TO RIGHTS

10.1 In the event that there is a material alteration in the capital structure of the Company on account of a reorganization, merger, recapitalization, stock split, reverse stock split, stock dividend or otherwise in which the Company is the Surviving Entity, then the Administrative Committee shall make such adjustments, if any, to the then outstanding Rights, including the Base Price, as the Administrative Committee determines to be appropriate and equitable under the circumstances. For purposes of this Section 10.1, neither (a) the issuance of additional shares of Common Stock or other securities of the Company in exchange for consideration (including services) of any kind nor (b) the conversion into Common Stock of any securities of the Company now or hereafter outstanding, shall be deemed material alterations in the capital structure of the Company. Notwithstanding the foregoing, however, in the event the Administrative Committee shall determine that the nature of a material alteration in the capital structure of the Company is such that it is not feasible or advisable to make adjustments to the

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Rights, the Administrative Committee may declare a Restructuring Event to have occurred, in which case an Accelerated Vesting Date will be established as provided in Section 10.2(i).

10.2 In the event of (i) a Restructuring Event, (ii) the dissolution or liquidation of the Company, a merger or other reorganization of the Company with one or more entities as a result of which the Company will not be the Surviving Entity, or a sale of all or substantially all of the assets of the Company, (iii) a Change in Control, (iv) a voluntary or involuntary petition is filed for or against the estate of the Holder under the bankruptcy laws of the United States or under the insolvency laws of any state, and in the case of an involuntary petition, the petition is not dismissed within sixty (60) days following the date of filing thereof, or (v) the termination of the employment of a Holder due to death, Permanent Disability (as defined below) or Termination Without Cause, (each an “Accelerating Event”), an Accelerated Vesting Date shall be established and a period (an “Accelerated Determination Period”) for the determination of the FMV shall be established as follows:

Accelerating Event	Accelerated Vesting Date	Accelerated Determination Period and FMV
(i) A Restructuring Event.	Date of such formal action as may be required to cause the material alteration in the Company’s capital structure.	Closing Price of one share of Common Stock on the New York Stock Exchange on the last day before the Vesting Date on which shares of Common Stock traded shall be the FMV.

(ii) Dissolution, liquidation, merger or other reorganization in which the Company is not the Surviving Entity.	Date of Filing of Articles of Dissolution or Articles of Merger or other documents formalizing a reorganization.	Closing Price of one share of Common Stock on the New York Stock Exchange on the last day before the Vesting Date on which shares of Common Stock traded shall be the FMV.

(iii) Change in Control.	Public announcement of an event constituting a Change in Control.	The average of the closing prices of one share of the Common Stock on the New York Stock Exchange for those days on which it trades during the fifteen (15) calendar days immediately following the Accelerated Vesting Date shall be the FMV.

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(iv) Bankruptcy	The date a voluntary petition is filed or sixty days following the date of filing of an involuntary petition, if not dismissed by that date.	The average of the closing prices of one share of the Common Stock on the New York Stock Exchange for those days on which it trades during the fifteen (15) calendar days immediately following the Accelerated Vesting Date shall be the FMV.

(v) Termination of employment due to death, Permanent Disability or Termination Without Cause.	The last day of the Holders’s employment by the Company.	The average of the closing prices of one share of the Common Stock on the New York Stock Exchange for those days on which it trades during the fifteen (15) calendar days immediately following the Accelerated Vesting Date shall be the FMV.

ARTICLE 11. TERMINATION AND AMENDMENT

The Board of Directors may at any time terminate, suspend or amend the terms of this Plan; provided, however, that the termination, suspension or amendment of this Plan shall not, without the consent of the Holder, alter or impair any rights or obligations with respect to any Rights theretofore granted hereunder.

ARTICLE 12. RIGHTS AGREEMENT

Rights granted hereunder shall be evidenced by a Stock Appreciation Rights Agreement designating the name of the Holder, the number of Rights granted to the Holder, the method of determining the Base Value and the Normal Vesting Date and an Accelerated Vesting Date of the Rights, and such other terms, conditions and provisions not inconsistent with the terms and conditions of this Plan as the Administrative Committee deems advisable.

ARTICLE 13. MISCELLANEOUS PROVISIONS

13.1 Nothing contained in this Plan shall obligate the Company to employ a Holder for any period nor shall this Plan interfere in any way with the right of the Company to reduce such Holder’s compensation or benefits.

13.2 Subject to Section 8, the provisions of this Plan shall inure to the benefit of and be binding upon each Holder and the heirs, successors and assigns of each Holder.

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13.3 Where the context so requires, references herein to the singular shall include the plural, and vice versa, and references to a particular gender shall include either or both additional genders.

13.4 This Plan shall be construed, administered and enforced in accordance with the laws of the United States, to the extent applicable hereto, as well as the laws of the State of Texas.

13.5 No action taken under the Plan by the Administrative Committee shall be legally binding on a Holder if it is not taken in good faith.

ARTICLE 14. DEFINITIONS

14.1 As used herein, the following terms have the meaning hereinafter set forth unless the context clearly indicates to the contrary:

(a)	“Change in Control” means one or more of the following events:

(i)	Any person within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) other than the Company (including its affiliates, directors or executive officers) has become the beneficial owner, within the meaning of Rule 13d-3 under the Exchange Act, of 50 percent or more of the combined voting power of the Company’s then outstanding Common Stock and any other class or classes of the Company’s outstanding securities ordinarily entitled to vote in elections of directors (collectively, “Voting Securities”) (other than through the purchase of Voting Securities from the Company); or

(ii)	Shares representing 50 percent or more of the combined voting power of the Company’s Voting Securities are purchased pursuant to a tender offer or exchange offer (other than an offer by the Company or its subsidiaries or affiliates); or

(iii)	During any two consecutive years, individuals who, at the beginning of such period constituted the entire Board of Directors, cease to constitute a majority of the Directors, unless the election of each was approved by at least two-thirds of the Directors still in office who were Directors at the beginning of the period.

(b)	“Code” means the Internal Revenue Code of 1986, as amended.

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(c)	“Permanent Disability” has the meaning provided for that term in Section 22(e)(3) of the Code.

(d)	“Subsidiary” of the Company means an entity directly or indirectly controlled by the Company.

(e)	“Surviving Entity” means an entity continuing after a merger, consolidation or other reorganization to which the Company is a party, more than fifty percent (50%) of the outstanding voting securities of which are owned in the aggregate by persons who were shareholders of the Company prior to the merger, consolidation or reorganization.

(f)	“Termination Without Cause” means termination of employment of an employee for a reason other than: (i) conviction of such employee of a crime involving moral turpitude or a crime for which a term of imprisonment in a federal or state penitentiary is an available sentence, (ii) commission by such employee of any willful malfeasance or gross negligence in the discharge of such employee’s duties owed to the Company or any of its Subsidiaries that has a material adverse effect on the Company or any of its Subsidiaries, their business or reputations, or (iii) failure by such employee, as determined by the Board of Directors, to correct within five days after written notice, any specific failure in performance of the duties of the employee owed to the Company or any of its Subsidiaries.

Adopted by the Compensation Committee on April 6, 2004.

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